As filed with the Securities and Exchange Commission on March 31, 2009.
Registration No. 333-138731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
____________________________

SOUTHCREST FINANCIAL GROUP, INC.
(Name of Small Business Issuer in Its Charter)

GEORGIA	58-2256460
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 North Glynn Street, Suite B
Fayetteville, Georgia 30214
(770) 461-2781
(Address and Telephone Number
of Principal Executive Offices)

Douglas J. Hertha
Chief Financial Officer
SouthCrest Financial Group, Inc.
600 North Glynn Street, Suite B
Fayetteville, Georgia 30214
(770) 461-2781

(Name, Address and Telephone Number
of Agent for Service)

Copies to:

Robert D. Klingler, Esq.
Bryan Cave LLP
1201 West Peachtree Street
Fourteenth Floor
Atlanta, Georgia 30309
(404) 572-6600

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-3 (File No. 333-138731) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2006 by SouthCrest Financial Group, Inc. (the “Company”) and declared effective by the SEC on December 6, 2006, the Company registered 371,135 shares of the Company’s common stock, no par value (the “Shares”). The Shares were registered to facilitate resales of such Shares by certain selling stockholders, as named in the Registration Statement, who acquired the Shares in connection with the merger of Maplesville Bancorp (“Maplesville”) with and into the Company on October 31, 2006.

The Company is seeking to remove from registration all Shares that remain unsold under the Registration Statement as of the date hereof, as its obligation to keep the Registration Statement effective pursuant to the terms of the merger agreement with Maplesville has terminated. Pursuant to the undertaking of the Company under Item 17 of the Registration Statement, the Company is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all remaining Shares, previously registered pursuant to the Registration Statement which would have otherwise remained available for resale under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Fayetteville, State of Georgia, on this 31st day of March 2009.

SOUTHCREST FINANCIAL GROUP, INC.

By:	/s/ Douglas J. Hertha
Name: Douglas J. Hertha
Title: Chief Financial Officer